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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Maxtor Corporation for the registration of 28,329,850 shares of its common stock and to the incorporation by reference therein of our report dated April 24, 2000, with respect to the combined financial statements of the Hard Disk Drive group of Quantum Corporation included in Maxtor Corporation's current report on Form 8-K/A, dated May 25, 2001, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Palo Alto, California
May 24, 2001